Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Bostwick Laboratories, Inc.

Glen Allen, Virginia

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 7, 2008, relating to the financial statements of Bostwick Laboratories, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/S/ BDO SEIDMAN, LLP
BDO Seidman, LLP Richmond, Virginia

March 7, 2008